UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   October 2, 2006
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                            ARDENT ACQUISITION CORP.
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             (Exact name of registrant as specified in its charter)

  Delaware                         000-51115                            1635240
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(State or other jurisdiction     (Commission                 (I.R.S. Employer
   of incorporation)              File Number)              Identification No.)

1415 Kellum Place, Suite 205, Garden City, New York                11530
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (516) 739-1017


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|X| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 2, 2006, Ardent Acquisition Corp. (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with certain stockholders and Letter Agreements (the "Letter Agreement") with other stockholders (each stockholder is a "Seller" and are collectively the "Sellers") of Avantair, Inc., a Nevada corporation ("Avantair"), pursuant to which the Company agreed to acquire from the Sellers all of Avantair's issued and outstanding capital stock (the "Purchase Shares").

Under the terms of the Purchase Agreement and the Letter Agreements, in consideration for the Purchase Shares, at the closing contemplated by the Purchase Agreement (the "Closing") the Company will issue to the Sellers an aggregate of 7,000,000 shares of the Company's common stock, par value $0.0001 per share ("Company Common Stock"), subject to adjustment based on the aggregate amount of cash in the Company's accounts less all the actual or anticipated transaction expenses incurred by the Company (but excluding expenses incurred by Avantair or the Sellers). The Sellers are also eligible to receive deferred purchase price payments based on the financial performance of the Company, Avantair and its subsidiaries (on a consolidated basis) during the fiscal year ending June 30, 2007 and the fiscal year ending June 30, 2008. At the end of each of these fiscal years, the Company will calculate (based on its annual audited consolidated financial statements) its net income or loss, plus (i) interest expense, (ii) total taxes paid or payable, and (iii) depreciation and amortization expense, all as determined on a consolidated basis in accordance with GAAP, but subject to certain adjustments described in the Purchase Agreement. If this calculated amount is greater than $6,000,000 for the fiscal year ending June 30, 2007, the Company will issues to the Sellers an additional aggregate of 1,000,000 shares of Company Common Stock. If this calculated amount is greater than $20,000,000 for the fiscal year ending June 30, 2008, the Company will issue to the Sellers an additional aggregate of 5,000,000 shares of Company Common Stock. In addition, if at any time after the Closing but prior to February 23, 2009, the closing trading price on the Over-the-Counter Bulletin Board (or on a national securities market on which Company Common Stock is then quoted for trading) of Company Common Stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share, then the Company will issue to the Sellers an additional aggregate of 5,000,000 shares of Company Common Stock.

The Company has agreed, concurrently with the Closing, to increase the size of its board of directors to seven members. The Sellers will have the right to nominate four members of the Company's board of directors, one of whom will be subject to the approval of the Company's initial stockholders. The Company's initial stockholders will have the right to nominate three members of the Company's board of directors. Two of the Sellers' designees and two of the
Company's initial stockholders' designees must qualify as "independent" directors under applicable rules and regulations of the Securities and Exchange Commission and any securities exchange on which Company Common Stock is then quoted for trading.

In connection with a separate (but related) transaction, Avantair entered into an Investors Rights Agreement (to which the Company is not a party) (the "Investors Rights Agreement") under which it agreed with certain Sellers to cause the Company to file a "shelf" registration statement within 60 days following the Closing with respect to approximately 46% of the shares of Company Common Stock issued to certain Sellers at the Closing, and to file additional "shelf" registration statements within 60 days following the issuance of the deferred purchase price payments described above. If any of these registration statements are not timely filed by the Company, then, on the 60th day after the issuance of such shares and for 30-day period thereafter that the applicable registration statement remains unfiled, Avantair will cause the Company to issue warrants (exercisable at $5.00 per share) to the Sellers eligible to participate in such registration statements in an amount equal to 2% of their initial investment in Avantair. In the Purchase Agreement, the Company acknowledged that it will comply with these obligations. The full text of the Investors Rights Agreements is attached hereto as Exhibit 10.1.

At the Closing, certain Sellers (who will receive in the aggregate approximately 54% of the shares of Company Common Stock issued at the Closing) will agree to restrictions on their ability to sell certain of these shares of Company Common Stock. These restrictions will prohibit sale of such shares of Company Common Stock by most of these Sellers until the second anniversary of the Closing.

The Purchase Agreement and Letter Agreements have been approved and adopted by the Company's Board of Directors, but is subject to customary closing conditions, including the approval of the Company's stockholders. In addition, the Closing is conditioned on the holders of less than 20% of the Company Common Stock issued in its initial public offering voting against the transactions contemplated by the Purchase Agreement and Letter Agreements and exercising their right to convert their shares of Company Common Stock into cash in connection with such vote, as permitted by the Company's Amended and Restated Certificate of Incorporation. The Company's initial stockholders and officers and directors, holding approximately [19%] of the Company Common Stock, have agreed to vote their shares in accordance with the vote of the majority of the non-affiliated stockholders of the Company.

The full text of the Purchase Agreement and the Letter Agreements are attached hereto as Exhibits 2.1 and 2.2, respectively.

On October 2, 2006, the Company entered into a Loan Agreement (the "Loan Agreement") by and among Avantair, CNM, Inc. ("CNM") and the Company. See Item
2.03 for a description of the material terms of the Loan Agreement.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 2, 2006, the Company entered into a Loan Agreement (the "Loan Agreement") by and among Avantair, CNM, Inc. ("CNM") and the Company. Under the Loan Agreement, CNM loaned to Avantair an additional $7,600,000 (the "Loan") under the terms of a Revolving Credit Agreement ("Credit Agreement") dated May 31, 2005 between Avantair and CNM. In addition to the Loan, Avantair owes CNM an aggregate of approximately $18.9 million pursuant to the Credit Agreement. The Loan is secured by all assets of Avantair and accrues interest at the rate of 15% per annum. Pursuant to the Loan Agreement, within 7 days following the Closing, Avantair (or the Company) will repay to CNM no less than $15,000,000, which amount shall repay the Loan (plus all accrued and unpaid interest) and a portion of the outstanding balance owed to CNM under the Credit Agreement such that the aggregate outstanding amount owed to CNM shall not exceed $10,000,000. Following this payment, the remaining outstanding balance owed to CNM under the Credit Agreement will be converted into a term loan, repayable by Avantair in 12 equal quarterly installments and accruing interest at the rate of 10% per annum. The Company's obligations under the Loan Agreement are conditioned upon the occurrence of the Closing.

The full text of the Loan Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

ITEM 7.01.     REGULATION FD DISCLOSURE.

On October 2, 2006, the Company entered into the Purchase Agreement and Letter Agreements with respect to the acquisition of all of the capital stock of Avantair. A copy of the press release announcing the execution of the Purchase Agreement is attached to this Report as Exhibit 99.1. Furnished as Exhibit 99.2 to this Report is the form of slide show presentation that will be used in presentations to be held by the Company for certain of its stockholders.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

2.1 Stock Purchase Agreement, dated as of October 2, 2006 between Ardent Acquisition Corp. and the Stockholders of Avantair, Inc. The registrant agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request.

2.2 Letter Agreement, entered into as of October 2, 2006 between Avantair, Inc., certain equity investors, and Ardent Acquisition Corp.

10.1 Investors Rights Agreement, entered into as of October 2, 2006, between Avantair, Inc. and certain equity investors.

10.2 Loan Agreement, entered into as of October 2, 2006 by and among Avantair, Inc., CNM, Inc. and Ardent Acquisition Corp. The registrant agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request.

99.1 Press Release, dated October 3, 2006 (including unaudited financial information regarding Avantair, Inc.).

99.2    Slide Show Presentation




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 ARDENT ACQUISITION CORP.


                                                 By: /s/ Barry J. Gordon
                                                 -------------------------
                                                 Name:  Barry J. Gordon
                                                 Title: Chief Executive Officer

Date: October 3, 2006